UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51491	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2007, our board of directors appointed Mark Zesbaugh to serve as a director of the Company. Our board of directors has determined that Mr. Zesbaugh is an independent director as defined by the applicable rules of Nasdaq and the Securities and Exchange Commission. Mr. Zesbaugh will also serve as Chairman of our Audit Committee. With the addition of Mr. Zesbaugh, a majority of the directors of the Company are independent directors and the Audit Committee is comprised of three independent directors.

On May 16, 2007, we received a letter from the staff of the Listing Qualifications Department of Nasdaq, notifying us that as a result of the Board of Directors vacancy created by the resignation of Mark L. Bartholomay as a director on May 16, 2007, we did not comply with Nasdaq’s Marketplace Rule 4350, which requires companies to have a majority of independent directors as defined by the Nasdaq rules and the requirement to have an audit committee of at least three independent members. On November 1, 2007, we received a letter from the staff of the Listing Qualifications Department of Nasdaq, notifying the Company that it was in compliance with Nasdaq’s Marketplace Rule 4350 regarding the independent director and audit committee requirements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 30, 2007, our Board of Directors amended Article V of our bylaws to provide us with the ability to issue uncertificated shares of our common stock as required by the Nasdaq Stock Market. Our ability to issue uncertificated shares enables us to participate in the direct registration system administered by The Depository Trust Company. The direct registration system will allow our stockholders to have shares of our common stock registered in their names without the issuance of physical certificates and will give our stockholders the ability to electronically transfer shares to brokers in order to effect transactions without the need to transfer physical certificates. Stockholders will still be entitled to stock certificates if they so request in writing.

The full text of our bylaws is attached as Exhibit 3.3 to this Form 8-K and Article V of our amended and restated bylaws is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

3.3	Amended and Restated Bylaws of Kona Grill, Inc.

99.1	Press release dated November 1, 2007 entitled “Kona Grill Announces the Appointment of Mark Zesbaugh to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kona Grill, Inc.

Date: November 5, 2007

By: /s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.3	Amended and Restated Bylaws of Kona Grill, Inc.
99.1	Press release dated November 1, 2007 entitled “Kona Grill Announces the Appointment of Mark Zesbaugh to its Board of Directors”